SCHEDULE I

                    NATIONAL AMUSEMENTS, INC.


                          EXECUTIVE OFFICERS
------------   ---------------   --------------     -------------------
                                                    Name and Address
                                                    of Corporation or
               Business or         Principal       Other Organization
    Name        Residence         Occupation        in which Employed
                 Address         or Employment
------------   -------------   --------------     -------------------
Sumner M.    Viacom Inc.      Chairman of the      National
Redstone*    1515 Broadway    Board of Viacom      Amusements, Inc.
             New York, NY     Inc.; Chairman of    200 Elm Street
             l0036            the Board and Chief  Dedham, MA  02026
                              Executive Officer
                              of National
                              Amusements, Inc.;
                              Chairman and
                              President of NAIRI,
                              Inc.
------------   -----------   --------------     -------------------
Shari        National         President of         National
Redstone*    Amusements,      National             Amusements, Inc.
             Inc.             Amusements, Inc.     200 Elm Street
             200 Elm Street   and Executive Vice   Dedham, MA  02026
             Dedham, MA       President of NAIRI,
             02026            Inc.
---------   ---------------   --------------     -------------------
Jerome       National         VP and Treasurer of  National
Magner       Amusements,      National             Amusements, Inc.
             Inc.             Amusements, Inc.,    200 Elm Street
             200 Elm Street   and NAIRI, Inc.      Dedham, MA  02026
             Dedham, MA
             02026
---------    ---------------   --------------     -------------------
Richard      National         Vice President of    National
Sherman      Amusements,      National             Amusements, Inc.
             Inc.             Amusements, Inc.     200 Elm Street
             200 Elm Street   and NAIRI, Inc.      Dedham, MA  02026
             Dedham, MA
             02026
---------   ---------------   --------------     -------------------

*Also a Director



                              DIRECTORS
---------   ---------------   --------------     -------------------
George S.   Winer & Abrams    Attorney             Winer & Abrams
Abrams      60 State Street                        60 State Street
            Boston, MA                             Boston, MA  02109
            02109
----------   ---------------   --------------     -------------------
David       Lourie and        Attorney             Lourie and Cutler
Andelman    Cutler                                 60 State Street
            60 State Street                        Boston, MA  02109
            Boston, MA
            02109

---------   ---------------   --------------     -------------------
Philippe P. Residence:        Director             Viacom Inc.
Dauman      121 East 65th                          1515 Broadway
            Street                                 New York, NY  l0036
            New York, NY
            10021
---------   ---------------   --------------     -------------------

Brent D.    c/o Showtime      Director of          National
Redstone    Networks Inc.     National             Amusements, Inc.
            1633 Broadway     Amusements, Inc.     200 Elm Street
            New York, NY                           Dedham, MA  02026
            10019
---------   ---------------   --------------     ------------------

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